AGREEMENT
                            ---------

This Agreement is between Intergraph Corporation and Green
Mountain, Inc. d.b.a. UNIGLOBE Green Mountain Travel
("UNIGLOBE").

GENERAL
- -------

It is a primary objective of Intergraph to maximize its control over the procurement of its business-travel arrangements and minimize its cost of business travel.

It is a primary objective of UNIGLOBE to maximize its revenue from handling the personal travel of Intergraph employees.

SCOPE
- -----

This Agreement covers business and personal travel arrangements made by the employees and spouses of Intergraph Corporation or any of its subsidiaries. Intergraph has the exclusive right to include or exclude other companies, subsidiaries, divisions, affiliates, associates or employee groups.

DEFINITIONS
- -----------

"ARC" means the Airlines Reporting Corporation.

"IATA" means the International Air Transport Association and
"IATAN" means the International Airlines Travel Agent Network.

DEDICATED FACILITIES
- --------------------

It is a primary objective of Intergraph to process as much of its travel arrangements as is practical, at its discretion, through facilities dedicated to Intergraph, including exclusive pseudo-city codes and ARC/IATA numbers. UNIGLOBE will cooperate fully in assisting Intergraph in achieving this objective.

UNIGLOBE will maintain a fully-appointed (as defined herein), full-service (as defined by ARC) travel agency on the premises of Intergraph in Huntsville, Alabama. This location will serve as the primary point of contact for all Intergraph employees wishing to make business-travel arrangements.

UNIGLOBE Green Mountain Travel must be kept separate and distinct from any other Green Mountain, Inc. travel agencies and must be dedicated to serving Intergraph and others specifically authorized by Intergraph. This will not prohibit service by UNIGLOBE Green Mountain Travel to the general public.

UNIGLOBE may be required, at the request of Intergraph, to establish certain Remote Ticketing Branch locations as needed to meet the travel document distribution requirements noted herein. Unless otherwise agreed, all Remote Ticketing Branches will be satellite ticket printer (STP) locations (as classified by ARC) and are to be used exclusively for Intergraph.

                                                      AGREEMENT
- ---------------------------------------------------------------

ARC/IATA APPOINTMENTS
- ---------------------

UNIGLOBE must maintain in good standing all ARC and IATA appointments at each location servicing Intergraph throughout the term of the Agreement and Intergraph will cooperate fully in these efforts. Intergraph will permit reasonable access to its premises by authorized representatives of ARC, IATAN, and the airlines for the purposes of verifying that UNIGLOBE and Intergraph are in full compliance with all applicable rules and regulations of these entities.

If this Agreement is terminated for any reason, and Intergraph so requests, UNIGLOBE will use its best efforts to assist in transferring the ARC and IATA appointments to Intergraph or its designee.

UNIGLOBE will use its best efforts to secure and maintain approval from all major domestic and international airlines and Amtrak to issue their tickets, with full commissions (unless otherwise negotiated by Intergraph), at all UNIGLOBE locations servicing Intergraph.

ARC ADMINISTRATION
- ------------------

Intergraph will be responsible for the weekly processing of all ARC coupons and ARC Sales reports as well as the timely reconciliation of ARC Area Settlement Bank reports for all transactions at UNIGLOBE Green Mountain Travel.

AUTOMATION
- ----------

UNIGLOBE will provide Intergraph with a computerized reservations system ("CRS") acceptable to Intergraph to facilitate the booking of airline, ground transportation, lodging and related travel arrangements and the generation of necessary travel documents. UNIGLOBE will also provide a comprehensive, automated accounting and travel-information management system ("Back-Office System") acceptable to Intergraph to facilitate ARC administration and the generation of the management-information reports defined by Intergraph. The CRS and Back-Office System must be compatible, and fully interfaced with each other.

Intergraph reserves the right to request a conversion of the primary CRS used by UNIGLOBE in support of the Intergraph account if, in its sole discretion, such a conversion would result in a substantial material benefit to Intergraph. UNIGLOBE will cooperate fully in such a conversion, including using its best efforts to minimize any costs assessed by the outgoing CRS vendor and, at the request of Intergraph Travel Services, negotiating favorable terms and conditions with the incoming CRS vendor.

All discounts, credits or incentives received by UNIGLOBE from the CRS vendor(s) for CRS equipment, software, maintenance, and services must be disclosed to Intergraph Travel Services and will be used to offset the costs associated with servicing the Intergraph account.

In the event that this Agreement is terminated by either party, Intergraph reserves the right, with the concurrence of the CRS vendor(s), to retain the reservations system(s) equipment, and all Intergraph data associated with the system, and to assume responsibility for any payments for the remaining lease term.

                                                      AGREEMENT
- ---------------------------------------------------------------

OWNERSHIP OF DATA
- -----------------

UNIGLOBE agrees that Intergraph owns all data from reservations, ticketing, and billing of Intergraph travel arrangements and that Intergraph, or its authorized third party, will be given complete and unrestricted access to such data. In the event that this Agreement is terminated by either party, UNIGLOBE will immediately provide to Intergraph all detail and summary data relative to Intergraph's travel activity stored in computer system(s) provided by UNIGLOBE.

STAFFING/PERSONNEL
- ------------------

UNIGLOBE will designate a single, qualified employee, acceptable to Intergraph, to act as the manager of UNIGLOBE
Green Mountain Travel. This individual must meet all "management" and "ticketing" requirements for ARC and IATA accreditation.

Intergraph will be responsible for staffing UNIGLOBE Green Mountain Travel with qualified personnel in sufficient numbers to handle all reservations, ticketing, support and accounting functions required in support of the Intergraph account.

INDEPENDENT CONTRACTOR
- ----------------------

Intergraph and UNIGLOBE agree that all work performed by either under this Agreement will be performed by each as an independent contractor and not as the employee, agent or representative of the other. Neither party will represent itself as an employee, agent or representative of the other when dealing with any third party. Neither party will have the authority to bind the other to any agreement with any third-party without the prior written authorization of the other party.

VENDOR NEGOTIATIONS
- -------------------

Intergraph has the primary responsibility for the negotiation of discount and value-added products and services for its travelers. UNIGLOBE and Intergraph will advise each other whenever their combined purchase volumes might be leveraged to produce significant savings to Intergraph. UNIGLOBE will not pledge, or otherwise commit, any of Intergraph's travel activity for the purpose of obtaining volume discounts from travel vendors without the prior, written approval of Intergraph.

Intergraph retains the right to negotiate discounts, reduced fares, credits, restriction waivers, and the like directly with airline carriers, and UNIGLOBE will cooperate fully with Intergraph and airline(s) in the negotiation and implementation of such discounts.

RIGHTS TO REVENUE
- -----------------

UNIGLOBE and Intergraph agree that all revenue, including overrides, generated as a result of Intergraph's business travel and travel-related activities belongs to Intergraph and will be retained by Intergraph to offset its direct and indirect costs associated with managing its business travel. Revenue generated by international travel will be used exclusively to offset Intergraph's costs and reimbursements to UNIGLOBE as outlined herein.

                              3
(PAGE>
                                                      AGREEMENT
- ---------------------------------------------------------------

Revenue generated as a result of the leisure or personal travel of Intergraph employees or others booked directly with UNIGLOBE will be retained by UNIGLOBE to offset its direct and indirect costs associated with providing these services.

OVERRIDES/REVENUE ENHANCEMENTS
- ------------------------------

Intergraph and UNIGLOBE acknowledge that certain revenue will accrue to UNIGLOBE in the form of overrides, bonuses, credits, tickets or other revenue enhancements from the travel suppliers used by Intergraph and its business travelers. As noted above, all such revenue, regardless of form, belongs to Intergraph and will be retained by Intergraph to offset its direct and indirect costs associated with managing its business travel.

From time to time, Intergraph may not be able to utilize certain non-cash revenue enhancements, including tickets. At the sole discretion of Intergraph Travel Services, unused tickets, credits, vouchers or similar non-cash benefits may be made available to UNIGLOBE. Such situations will be dealt with by Intergraph and UNIGLOBE on a case-by-case basis. Each case, however, must be documented in writing by the parties.

Intergraph and UNIGLOBE agree that free or reduced-rate airline tickets (exclusive of award tickets earned from individual participation in incentive programs) will not be used by any Intergraph employee or their immediate family for leisure or personal travel.

FULL DISCLOSURE
- ---------------

UNIGLOBE will make full disclosure of all revenue, regardless of its source, and operating costs associated with Intergraph's travel activity.

FIDUCIARY RELATIONSHIP
- ----------------------

UNIGLOBE agrees that it has entered into a fiduciary relationship with Intergraph with respect to all financial obligations and responsibilities assumed by UNIGLOBE under the Agreement. UNIGLOBE will maintain separate, complete and accurate accounting records relating solely to Intergraph's business. These records must be available for inspection in Huntsville, Alabama by Intergraph or its representative(s).

FINANCIAL AUDITS
- ----------------

Intergraph, or its authorized representative, will have the right to perform periodic financial/accounting audits, and to review, in the course of any such audit, any of UNIGLOBE's data, documents, records, worksheets, systems, standards, procedures, or practices related to the Agreement. UNIGLOBE must provide Intergraph its full cooperation and any assistance reasonably required to facilitate said audit.

RECEIPT OF REVENUE
- ------------------

All receipts from the cash sales of airline tickets, or other services, and all airline, ground services, and other commissions or revenue earned as a result of Intergraph's travel activity booked through UNIGLOBE Green Mountain Travel received directly by UNIGLOBE will be held in trust by UNIGLOBE for distribution as agreed herein.

                                                      AGREEMENT
- ---------------------------------------------------------------

All receipts from the cash sales of airline tickets, or other services, and all airline, ground services, and other commissions or revenue earned as a result of Intergraph's travel activity booked through UNIGLOBE Green Mountain Travel received at UNIGLOBE Green Mountain Travel will be endorsed over to Intergraph Corporation and deposited into the account of its choice.

UNIGLOBE and Intergraph will mutually agree on the administrative details of handling the accounting of all revenue, including the establishment of procedures to insure that UNIGLOBE is funded in a timely manner for all authorized operating expenses associated with servicing the Intergraph account.

PAYMENTS TO INTERGRAPH
- ----------------------

Within fifteen (15) calendar days after the close of each month, UNIGLOBE will submit to Intergraph a check, payable to Intergraph, in an amount equal to all revenue received directly by UNIGLOBE during the month as a result of Intergraph's business travel activity booked through UNIGLOBE Green Mountain Travel. In addition, UNIGLOBE will provide Intergraph with sufficient information to reconcile the payment.

ALLOWABLE EXPENSES
- ------------------

The only expenses reimbursable by Intergraph under this Agreement are as follows:

   (a) Direct labor by UNIGLOBE employees at the rate mutually agreed upon by the parties, provided the work was requested by Intergraph's Senior Manager, Travel
       Services.

   (b) The monthly UNIGLOBE franchise fee to be calculated in accordance to the attached Exhibit A.

   (c) Charges for any authorized supplemental services outside the scope of the Agreement and requested by Intergraph's
       Senior Manager, Travel Services, in writing, during the period.

   (d) Costs of business insurance, operating licenses and taxes, including property taxes, paid by UNIGLOBE and directly attributable to the support of the Intergraph account. UNIGLOBE will use its best efforts to minimize all such costs.

   (e) All costs for CRS equipment used by UNIGLOBE in support of the Intergraph account, including all hardware, software, data lines, modifications and interface charges, as provided in the CRS agreements in place at the time of this Agreement.

   (f) All fees associated with the off-site storage of ARC/IATA accountable documents.

PAYMENTS TO UNIGLOBE
- --------------------

Intergraph will, within fifteen (15) calendar days after receipt of an original invoice, make payment to UNIGLOBE for any authorized and allowable expenses incurred by UNIGLOBE.
UNIGLOBE will provide Intergraph with sufficient information to reconcile the invoice.

                                                      AGREEMENT
- ---------------------------------------------------------------

LEISURE/PERSONAL TRAVEL
- -----------------------

UNIGLOBE will establish and maintain a leisure-travel office, staffed by UNIGLOBE personnel, on Intergraph's premises in Huntsville, Alabama. All requests received by Intergraph Travel Services from Intergraph employees to handle vacation/leisure-travel arrangements will be referred to this office. No major corporate or group accounts are to be serviced from this office without the prior authorization of Intergraph Travel Services.

UNIGLOBE will be responsible for developing various discounted leisure-travel and vacation packages for Intergraph employees. Intergraph agrees to cooperate fully with UNIGLOBE Madison Travel in promoting these packages to Intergraph employees, provided that all such promotion efforts are in compliance with Intergraph policy.

The leisure-travel office at Intergraph will use its best efforts to assist Intergraph customers and consultants visiting Huntsville with any changes or new reservations that they may require. Such assistance will be provided even if it does not generate any revenue to UNIGLOBE.

During the term of this agreement, no other travel agency will be granted access to Intergraph offices in Huntsville for the purpose of soliciting leisure, personal or vacation travel from Intergraph employees.

Rent and Utilities.
- ------------------

Intergraph will provide UNIGLOBE with sufficient office space on Intergraph's premises in Huntsville, Alabama. All costs associated with the ongoing use of the space will be the responsibility of Intergraph. All furnishings and office equipment will be the responsibility of UNIGLOBE.

Telecommunications.
- ------------------

Intergraph will provide UNIGLOBE with a single telephone line for access to the Intergraph telephone network. This line must be used exclusively for communication with Intergraph employees. Unless otherwise agreed, all telephone instruments and related hardware and any external telephone lines will be the responsibility of UNIGLOBE.

NON-DISCLOSURE
- --------------

This Agreement is confidential. Neither party will disclose the existence of this Agreement or any of its terms or conditions without the other's prior written consent.

PUBLICITY
- ---------

UNIGLOBE agrees to submit to Intergraph all advertising, sales promotion, press releases and other publicity matters relating to the services performed by UNIGLOBE under this Agreement wherein Intergraph's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied and UNIGLOBE further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without Intergraph's written approval.

                                                      AGREEMENT
- ---------------------------------------------------------------

TERM AND TERMINATION
- --------------------

This Agreement is effective as of September 1, 1992 and will continue until December 31, 1995. Either party may terminate this Agreement upon ninety days written notice to the other. Any termination of this Agreement will be without prejudice to any outstanding rights or obligations.

CONTINUITY OF SERVICE
- ---------------------

UNIGLOBE recognizes that the services provided under this Agreement are vital to Intergraph's overall effort, that continuity must be maintained without interruption, that upon expiration of this Agreement a successor -- either Intergraph or another vendor -- may continue these services, and that UNIGLOBE must give its best efforts and cooperation to effect an orderly and efficient transition to a successor. UNIGLOBE will be reimbursed for all reasonable transition costs provided those costs are incurred within an agreed transition period after expiration of the Agreement and authorized, in writing, by Intergraph.

NOTICES
- -------

Notices and other correspondence related to the Agreement should be directed to the parties by facsimile, telegraph, first-class mail (postage), or personal delivery, as follows:

   TO THE COMPANY                        TO THE AGENCY
   --------------                        -------------

   Senior Manager, Travel Services       President
   Mail Stop IW2002                      Green Mountain, Inc.
   Intergraph Corporation                Suite 114
   Huntsville, Alabama  35894-0004       900 Bob Wallace Avenue
                                         Huntsville, Alabama  35801
   FAX:  205-730-9465                    FAX:  205-536-5942

ENTIRE AGREEMENT
- ----------------

The Agreement constitutes the entire understanding between Intergraph and Green Mountain, Inc. relating to the subject hereof and supersedes all prior communications on the subject. Any further modification of the Agreement must be in writing and executed by both parties.


For: Green Mountain, Inc.          For: Intergraph Corporation

     -------------------------          -------------------------------
     Gerald F. Donovan                  H. Richard Chew, Jr.
     President                          Senior Manager, Travel Services

     Date:  February 23, 1994           Date:  February 24, 1994
            ------------------                 ------------------

                                                      AGREEMENT
- ---------------------------------------------------------------


                            EXHIBIT A

                UNIGLOBE SERVICE-FEE CALCULATION


For the term of this Agreement, the UNIGLOBE Service Fee paid by Intergraph to UNIGLOBE will be calculated as follows:

   (i)    On the first $31,920.00 of gross income, ten percent (10%)
   (ii)   On the next $31,920.00 of gross income, seven percent (7%)
   (iii)  On the next $21,281.00 of gross income, five percent (5%)
   (iv)   On the balance over $85,121.00 of gross income, two percent (2%)

For the purpose of calculating this Service Fee, "gross income" is defined as all commissions or other cash revenue received by UNIGLOBE Green Mountain Travel as a result of Intergraph's travel activity booked through UNIGLOBE Green Mountain Travel. Bonuses, credits, discounts, incentives, or reimbursements paid directly to Intergraph by service providers will not be included in the calculation of gross income.